Exhibit 99.1

CONTACTS:	Tony Rossi Financial Relations Board 213-486-6540 trossi@frbir.com
For Immediate Release
MOBILITY ELECTRONICS REPORTS
SECOND QUARTER 2007 FINANCIAL RESULTS
SCOTTSDALE, Ariz., August 1, 2007 — Mobility Electronics, Inc. (Nasdaq: MOBE), a leading provider of innovative portable power and computing solutions, today reported financial results for the second quarter ended June 30, 2007. Total revenue was $19.5 million in the second quarter of 2007, compared with revenue of $26.1 million in the second quarter of 2006. Excluding revenues related to business lines divested during and subsequent to the end of the first quarter of 2007 (handheld and expansion/docking), total revenues were $17.6 million in the second quarter of 2007, compared to $20.2 million in the same quarter of the prior year. According to Generally Accepted Accounting Principles in the United States (U.S. GAAP), Mobility must consolidate the operating results of Mission Technology Group, the acquirer of the Company’s expansion/docking business, into its financial results until such time as the Company’s financial interest in the performance of Mission Technology Group no longer meets the criteria for consolidation.
Net loss was $4.8 million, or ($0.15) per diluted share, in the second quarter of 2007, compared with net income of $1.3 million, or $0.04 per diluted share, in the same quarter of the prior year. In the second quarter of 2007, Mobility recorded the following items:
•	$4.4 million charge for excess and obsolete inventory primarily related to portable keyboards, early versions of the universal chargers for low-power mobile electronic devices, and discontinued product SKUs;

•	$1.6 million net gain on sale of a patent portfolio and disposal of a related license;

•	$1.0 million charge for non-cash equity compensation expense; and

•	$614,000 charge for severance expense related to the departure of the Company’s former Chief Executive Officer.
Excluding the above items and the operating results of the divested businesses, net loss was $326,000, or ($0.01) per diluted share, in the second quarter of 2007. This compares to net income of $793,000, or $0.03 per diluted share, in the second quarter of 2006, which excludes the operating results of the divested businesses, non-cash compensation expense, inventory write-downs, and an insurance recovery. A detailed reconciliation of GAAP to non-GAAP financial results is provided in the financial tables at the end of this release.
Michael D. Heil, President and Chief Executive Officer of Mobility Electronics, commented, “During the second quarter, we saw strong growth in sales of our low-power products, which helped to offset the expected decline in sales of high-power products through OEM channels. Sales of low-power products increased 64% from the prior quarter, driven by new accounts and
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Mobility Electronics, Inc.

increasing sales momentum at RadioShack, which is now rolling out an expanded array of our low-power products at many of their locations. We are very pleased with the continued progress we are making in penetrating the wireless carrier channel with our low-power products. We are now in Qwest stores, in a trial program with T-Mobile, and preparing for a national rollout in AT&T stores that is expected to occur later this year. We expect our progress with the wireless channel to be a key driver of future growth.”
Strategic Changes
Following a thorough evaluation of all aspects of the Company’s business, Mobility announced the following strategic changes to its operations:
•	Termination of Motorola Sales Representative Agreement — The Company has terminated the sales representative and distribution agreements that it entered into with Motorola, Inc. in March 2005. As part of the March 2005 transaction, Motorola also purchased shares of Mobility’s common stock and received warrants to purchase additional shares of Mobility’s common stock upon Mobility’s achievement of certain performance results. As a result of the termination of these agreements, Motorola will forgo its right to receive a 24.5% share of the net profit generated from Mobility’s sale of its power products for low-power mobile electronic devices. Notwithstanding the termination of these agreements, Motorola will continue to retain its warrants to purchase additional shares of Mobility’s common stock upon Mobility’s achievement of certain performance results.

•	Organizational Restructuring — The Company reduced its total headcount by approximately 20% during the third quarter of 2007. The reduction in headcount reflects the Company’s commitment to more disciplined processes and an increased focus on its most attractive and profitable opportunities. The Company expects to record a restructuring charge of approximately $400,000 in the third quarter of 2007 related to the reduction in workforce. The Company estimates that the restructuring action and other expense cuts in non-strategic areas will reduce total operating expenses by approximately $1 million per quarter beginning in the fourth quarter of 2007. The reduction in the fourth quarter of 2007 will be offset in part by an anticipated increase in outside legal expense related to intellectual property litigation the Company has recently initiated.

•	Focus on High-Volume SKUs — The Company intends to reduce the number of SKUs it currently offers to eliminate low-volume products, such as customer-specific packaging options with limited distribution. In addition, the Company will focus on offering compatible tips only for those mobile electronic devices that meet specific sales volume criteria and will discontinue tips for devices that fall below that threshold. The Company has determined that it can significantly reduce the number of tip SKUs it currently offers and still maintain compatibility with approximately 94% of consumer electronics devices in product categories currently supported. The reduction in SKUs is expected to decrease the Company’s engineering expenses and facilitate improved inventory management. The decision to reduce SKUs significantly contributed to the inventory write-down recorded in the second quarter of 2007.
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Mobility Electronics, Inc.

•	Focus Marketing Expense on Sell-Through Initiatives – The Company intends to discontinue expenditures on national advertising campaigns that have not proven to positively impact sales. Future marketing expenditures will be focused on efforts that directly support sell-through of the Company’s products to end-users, including co-op advertising plans with major customers in the retail and wireless carrier channels, in-store merchandising and training of store sales personnel.
Second Quarter Product Area Highlights
•	Unit sales of universal power products for high-power mobile electronic (ME) devices, such as portable computers, were approximately 278,000 units in the second quarter of 2007.

•	Unit sales of universal power adapters for low-power ME devices, such as mobile phones, PDAs, MP3 players and digital cameras, were approximately 772,000 units in the second quarter of 2007.

•	Revenue from the sale of power products for high-power ME devices was $11.0 million in the second quarter of 2007, compared with $15.9 million in the same period of the prior year.

•	Revenue from the sale of power products for low-power ME devices was $5.6 million in the second quarter of 2007, compared with $3.8 million in the same period of the prior year.

•	Revenue from the sale of all power products was $16.6 million in the second quarter of 2007, compared with $19.7 million in the same period of the prior year.
Financial Highlights
Gross margin was 10.9% in the second quarter of 2007, compared to 28.9% in the second quarter of 2006. Excluding inventory write-downs and the operations of the divested businesses, gross margin was 32.3% in the second quarter of 2007, compared to 32.6% in the second quarter of 2006.
Total operating expenses in the second quarter of 2007 were $8.9 million, compared with $6.6 million in the second quarter of 2006. Excluding non-cash equity compensation expense, severance expense, insurance recovery, and the operations of the divested businesses, operating expenses were $6.4 million in the second quarter of 2007, or 36.3% of revenue (excluding revenue from divested businesses), compared to $6.1 million in the second quarter of 2006, or 30.2% of revenue (excluding revenue from divested businesses).
Excluding assets of the divested businesses, the Company’s balance sheet remained strong with $21.6 million in cash, cash equivalents, and short- and long-term investments at June 30, 2007. The Company continued to have no long-term debt and had a current ratio of 2.8 at June 30, 2007.
Outlook
In the third quarter of 2007, the Company believes that total revenue (excluding revenue from divested businesses) will range from $16.0 million to $17.0 million, and fully diluted loss per share, excluding the operating results of divested businesses, non-cash equity compensation and restructuring charges will range from ($0.03) to ($0.04). Guidance for the third quarter of 2007 reflects an anticipated decline in revenue from Lenovo as the high-power adapter program winds
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Mobility Electronics, Inc.

down and does not assume that the initial shipments to AT&T will occur in the third quarter of 2007. Fully diluted loss per share for the third quarter of 2007, including non-cash equity compensation and restructuring charges, is expected to range from ($0.06) to ($0.07). The Company is unable to provide U.S. GAAP-based financial guidance for the third quarter of 2007 because Mission Technology Group’s anticipated revenue and operating results for the third quarter of 2007 are not accessible to the Company. Mission Technology Group’s revenue and operating results for the third quarter of 2007, however, are not expected to be more or less significant to the Company’s consolidated financial results than they were for the second quarter of 2007.
Commenting on Mobility’s outlook, Mr. Heil said, “We anticipate further momentum in our low-power sales as our relationships with wireless carriers mature and existing retail customers continue to roll out our products to more of their stores. The continued growth of the low-power business should help to offset the loss of OEM customers for our high-power adapters.
“In my initial months as CEO, it has become clear that Mobility has a compelling product portfolio, but must improve its execution and fundamentally change many of its operating strategies to successfully capture the market opportunity available to it. We will continue to leverage our current intellectual property portfolio and will continue to bring innovative new products to market. However, we intend to operate with a more customer-focused strategy, in which we will work collaboratively with our channel partners to better understand the types of products they want before we initiate product development initiatives. In addition, before we place our products with a new account, we will ensure that we have a firm plan in place regarding merchandising, product positioning, packaging, sales force training, inventory management, and other elements that are essential to driving strong sell-through. Our experience has shown us that driving these initiatives is critical to sell-through of our products, and we must replicate this approach in all of our customer accounts.
“The restructuring action announced today reflects our commitment to streamlining the Company, increasing our focus on our most attractive opportunities, and developing a cost structure that will enable the Company to become profitable as quickly as possible. We are committed to operating with a long-term focus, and with improved execution, we believe we can create significant value for shareholders in the years to come,” said Mr. Heil.
Non-GAAP Financial Measures
Although the Company consolidates the operating results of Mission Technology Group, the acquirer of its docking/expansion business, for accounting purposes under U.S. GAAP, the Company believes that the discussion of operating results excluding the handheld and expansion/docking lines of business, and excluding non-cash equity compensation, excess and obsolete inventory expense, severance expense, insurance recovery, and gain on sale of patent portfolio, net of loss on disposal of related license assets, allows management and investors to evaluate and compare the Company’s operating performance on a more meaningful and consistent manner. In addition, management uses these measures internally for evaluation of the performance of the business, including the allocation of resources. These non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.
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Mobility Electronics, Inc.

About Mobility Electronics, Inc.
Mobility Electronics, Inc., based in Scottsdale, Arizona, is a developer of universal power adapters for portable computers and mobile electronic devices (e.g., mobile phones, PDAs, digital cameras, etc.) and creator of the patented iGo® intelligent tip technology. Mobility Electronics’ iGo brand offers a full line of AC, DC and combination AC/DC power adapters for portable computers and low-power mobile electronic devices. All of these adapters leverage the Company’s iGo intelligent tip technology, which enables one power adapter to power/charge hundreds of brands and thousands of models of mobile electronic devices through the use of interchangeable tips.
The Company also offers other accessories for the mobile electronic device market, such as foldable keyboards.
Mobility Electronics’ products are available at www.iGo.com as well as through leading resellers, retailers and OEM partners. For additional information call 480-596-0061, or visit www.mobilityelectronics.com.
Mobility Electronics and iGo are registered trademarks of Mobility Electronics, Inc. All other trademarks or registered trademarks are the property of their respective owners.
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” and other similar statements of expectations identify forward-looking statements. Forward-looking statements in this press release include expectations regarding the Company’s financial performance in the third and fourth quarters of 2007; the expectation that Mission Technology Group’s revenue and operating results for the third quarter of 2007 will not be more or less significant to the Company’s consolidated financial results than they were for the second quarter of 2007; the anticipated beneficial impact of maturing relationships with wireless carriers; the anticipated beneficial impact of existing retailers carrying Mobility’s products in more of their stores; the anticipation that the Company’s revenue from Lenovo will decline in the third quarter of 2007; the anticipation that no shipments to AT&T will occur in the third quarter of 2007; the belief that higher sales of low-power products will help to offset a decline in OEM revenues for high-power products; the expectation that the Company will record a $400,000 restructuring charge in the third quarter of 2007; the belief that the workforce reduction will reduce the Company’s operating expenses by $1 million per quarter by the fourth quarter of 2007; the belief that the Company’s outside legal expense will increase as a result of intellectual property litigation expense; and the belief that restructuring actions will reduce the Company’s cost structure and enable it to become profitable as quickly as possible. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause results to differ materially from those expressed in these forward-looking statements include, among others, the loss of, and failure to replace, any significant customers; the inability of the Company’s new sales and marketing strategy to generate broader consumer awareness, increased adoption rates, or impact sell-through rates at the retail and wireless carrier level; the timing and success of product development efforts and new product introductions, including internal development projects as well as those being pursued with strategic partners; the timing and success of product developments, introductions and pricing of competitors; the timing of substantial customer orders; the availability of qualified personnel; the availability and performance of suppliers and subcontractors; the ability to expand and protect the
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Mobility Electronics, Inc.

Company’s proprietary rights and intellectual property; the successful resolution of unanticipated and pending litigation matters; market demand and industry and general economic or business conditions; and other factors to which this press release refers. Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. The Company undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, the Company does not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.
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Mobility Electronics, Inc.

Mobility Electronics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(000’s except per share data)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
Net revenue	$19,508	$26,147	$38,371	$48,984

Gross profit	2,119	7,566	7,525	14,523

Selling, engineering and administrative expenses	8,886	6,577	16,906	14,870

income (loss) from operations	(6,767)	989	(9,381)	(347)
Interest income (expense), net	289	315	556	618
Other income (expense), net	1,837	1	2,141	21
Litigation settlement expense	—	—	—	(250)

Income (loss) before minority interest	(4,641)	1,305	(6,684)	42
Minority interest	(127)	—	(127)	—

Net income (loss)	$(4,768)	$1,305	$(6,811)	$42

Net income (loss) per share:
Basic	$(0.15)	$0.04	$(0.22)	$0.00
Diluted	$(0.15)	$0.04	$(0.22)	$0.00

Weighted avg common shares outstanding:
Basic	31,574	31,289	31,657	31,109
Diluted	31,574	32,723	31,657	32,629
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Mobility Electronics, Inc.

Mobility Electronics, Inc. and Subsidiaries
Selected Other Data
(unaudited)
Reconciliation of non-GAAP Financial Measure — Operating results by product line to net loss before non-cash equity compensation, excess and obsolete inventory expense, severance expense, insurance recovery, and gain on sale of patent portfolio, net of loss on disposal of related license assets by product line:

	Three months ended			Three months ended
	June 30, 2007			June 30, 2006
	Power,			Power,
	Keyboards	Expansion &		Keyboards	Expansion &
	& Corporate	Handheld	Total	& Corporate	Handheld	Total
Net revenue	$17,606	$1,902	$19,508	$20,163	$5,984	$26,147

Gross profit	1,282	837	2,119	6,066	1,500	7,566

Selling, engineering and administrative expenses	8,021	865	8,886	5,050	1,527	6,577

Income (loss) from operations	(6,739)	(28)	(6,767)	1,016	(27)	989
Interest income (expense), net	287	2	289	314	1	315
Other income (expense), net	106	1,731	1,837	1	—	1
Litigation settlement expense	—	—	—	—	—	—

Income (loss) before minority interest	(6,346)	1,705	(4,641)	1,331	(26)	1,305
Minority interest	—	(127)	(127)	—	—	—

Net income (loss)	(6,346)	1,578	(4,768)	1,331	(26)	1,305
Non-cash equity compensation	1,005	—	1,005	459	—	459
Excess and obsolete inventory expense	4,401	—	4,401	503	212	715
Severance expense	614	—	614	—	—	—
Insurance recovery	—	—	—	(1,500)	—	(1,500)
Gain on sale of patent portfolio, net of loss on disposal of related license assets	—	(1,585)	(1,585)	—	—	—

Net income (loss) as adjusted	$(326)	$(7)	$(333)	$793	$186	$979

Net income (loss) per share as adjusted	$(0.01)	$(0.00)	$(0.01)	$0.03	$0.01	$0.03

Weighted avg common shares outstanding — basic:	31,574	31,574	31,574	31,289	31,289	31,289

Mobility Electronics, Inc.

Mobility Electronics, Inc. and Subsidiaries
Selected Other Data
(unaudited)
Reconciliation of non-GAAP Financial Measure — Gross profit by product line to gross profit before excess and obsolete inventory expense by product line:

	Three months ended			Three months ended
	June 30, 2007			June 30, 2006
	Power,			Power,
	Keyboards	Expansion &		Keyboards	Expansion &
	& Corporate	Handheld	Total	& Corporate	Handheld	Total
Gross profit	$1,282	$837	$2,119	$6,066	$1,500	$7,566
Excess and obsolete inventory expense	4,401	—	4,401	503	212	715

Gross profit as adjusted	$5,683	$837	$6,520	$6,569	$1,712	$8,281

Reconciliation of non-GAAP Financial Measure — Selling, engineering and administrative expenses by product line to selling, engineering and administrative expenses before non-cash equity compensation, severance expense and insurance recovery by product line:

	Three months ended			Three months ended
	June 30, 2007			June 30, 2006
	Power,			Power,
	Keyboards	Expansion &		Keyboards	Expansion &
	& Corporate	Handheld	Total	& Corporate	Handheld	Total
Selling, engineering and administrative expenses	$8,021	$865	$8,886	$5,050	$1,527	$6,577
Non-cash equity compensation	(1,005)	—	(1,005)	(459)	—	(459)
Severance expense	(614)	—	(614)	—	—	—
Insurance recovery	—	—	—	1,500	—	1,500

Selling, engineering and administrative expenses as adjusted	$6,402	$865	$7,267	$6,091	$1,527	$7,618

This information is being provided because management believes these are key metrics to the investment community and assist in the understanding and analysis of operating performance. Operating results by product line and corresponding net loss before non-cash equity compensation, excess and obsolete inventory expense, severance expense, insurance recovery, and gain on sale of patent portfolio, net of loss on disposal of related license assets; gross profit by product line and corresponding gross profit before excess and obsolete inventory expense; and selling, engineering and administrative expenses by product line and corresponding selling, engineering and administrative expenses before non-cash equity compensation, severance expense and insurance recovery should be considered in addition to, not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.

Mobility Electronics, Inc.

Mobility Electronics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(000’s)

	June 30,	December 31,
	2007	2006
	(unaudited)
ASSETS

Cash and cash equivalents	$16,583	$9,201
Short-term investments	4,113	8,143
Accounts receivable, net	18,313	20,855
Inventories	5,681	12,350
Prepaid expenses and other current assets	460	405

Total current assets	45,150	50,954
Long-term investments	1,746	4,636
Other assets, net	11,103	10,274

Total assets	$57,999	$65,864

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$15,875	$16,459
Minority interest	127	—

Total liabilities	16,002	16,459

Total stockholders’ equity	41,997	49,405

Total liabilities and stockholders’ equity	$57,999	$65,864

Mobility Electronics, Inc.

Mobility Electronics, Inc. and Subsidiaries
Selected Other Data
(unaudited)
Reconciliation of non-GAAP Financial Measure — Balance sheet excluding accounts of Mission Technology Group.

	June 30, 2007
	Mobility	Mission Tech	Eliminations	Consolidated
ASSETS

Cash and cash equivalents	$15,783	$800	$—	$16,583
Short-term investments	4,113	—	—	4,113
Accounts receivable, net	17,774	576	(37)	18,313
Inventories	4,894	1,228	(441)	5,681
Prepaid expenses and other current assets	386	74	—	460
Total current assets	42,950	2,678	(478)	45,150
Long-term investments	1,746	—	—	1,746
Other assets, net	12,737	1,702	(3,336)	11,103

Total assets	$57,433	$4,380	$(3,814)	$57,999

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$15,458	$454	$(37)	$15,875
Minority interest	—	3,904	(3,777)	127

Total liabilities	15,458	4,358	(3,814)	16,002

Total stockholders’ equity	41,975	22	—	41,997

Total liabilities and stockholders’ equity	$57,433	$4,380	$(3,814)	$57,999

Reconciliation of non-GAAP Financial Measure — Cash, cash equivalents, short-term investments and long-term investments excluding accounts of Mission Technology Group.

Cash and cash equivalents	$15,783	$800	$—	$16,583
Short-term investments	4,113	—	—	4,113
Long-term investments	1,746	—	—	1,746

Total cash, cash equivalents, short-term investments, and long-term investments	$21,642	$800	$—	$22,442

This information is being provided because management believes these are key metrics to the investment community and assist in the understanding and analysis of financial position. Balance sheet excluding the accounts of Mission Technology Group and related eliminations and cash, cash equivalents, short-term investment, and long-term investments excluding the accounts of Mission Technology Group should be considered in addition to, not as a substitute for, or superior to, measures of financial position in accordance with GAAP.
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